Exhibit 5.1

Tel Aviv, Februaray 1, 2021 Our ref: 8694/1507

ZIM Integrated Shipping Services Ltd.

9 Andrei Sakharov St.

Haifa

Israel

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as the Israeli counsel to ZIM Integrated Shipping Services Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on February 1, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 5,990,000 of the Company’s ordinary shares, no par value (the “Plan Shares”), reserved for future issuance under the Company’s 2018 Share Option Plan (the “2018 Plan”) and 2020 Share Incentive Plan (the “2020 Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) articles of association of the Company, as amended, (ii) the 2018 Plan, (iii) the 2020 Plan, and (iv) resolutions of the Company’s board of directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 5,990,000 Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2018 Plan or the 2020 Plan, as the case may be, pursuant to agreements with respect to the 2018 Plan or the 2020 Plan, as the case may be, and pursuant to the terms of the awards that may be granted under the 2018 Plan or the 2020 Plan, as the case may be, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very Truly Yours,

/s/ Gross & Co.